Exhibit 99.3
Connect Biopharma Announces $20.2 Million Private Placement Financing

Funding from new and existing investors extends anticipated cash runway into the second half of 2027

SAN DIEGO, March 30, 2026 (GLOBE NEWSWIRE) – Connect Biopharma Holdings Limited (Nasdaq: CNTB) (“Connect Biopharma,” “Connect” or the “Company”), a clinical-stage biopharmaceutical company focused on transforming care for the treatment of inflammatory diseases, today announced that it has entered into a securities purchase agreement with a select group of institutional accredited investors to sell 6,130,000 shares of its ordinary shares in a private placement at a price of $3.25 per share with respect to any purchaser that is not owned or controlled by an individual who is an officer, director, employee or consultant of the Company.

Connect anticipates the gross proceeds from the private placement will be approximately $20.2 million, before deducting placement agent fees and other offering expenses. The private placement is expected to close on or about March 31, 2026, subject to customary closing conditions.

The private placement was led by the Company's largest current investor, Panacea Venture, with participation by other existing and new U.S.-based healthcare focused investors.

Leerink Partners and Cantor are acting as joint placement agents to Connect in connection with the private placement.

Connect intends to use the net proceeds from the proposed financing to fund the research and development of its clinical-stage product candidates and other development programs and for working capital and other general corporate purposes. The proceeds from this financing, combined with Connect’s existing cash, cash equivalents, and short-term investments, are expected to fund its current operations into the second half of 2027.

The securities to be sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other applicable jurisdiction’s securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. Connect has agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) registering the resale of the shares of ordinary shares issued in the private placement no later than the 45th day after the closing of the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offering of the securities under the resale registration statement will only be made by means of a prospectus.

About Connect Biopharma
Connect Biopharma is a clinical-stage biopharmaceutical company dedicated to transforming care for asthma and COPD. Headquartered in San Diego, California, the Company is advancing rademikibart, a next-generation, potentially best-in-class antibody designed to target IL-4Rα.

The Company is currently conducting global clinical studies of rademikibart for the treatment of acute exacerbations of asthma and COPD, areas with significant unmet need. Connect has granted an exclusive license to Simcere Pharmaceutical Co., Ltd., for rademikibart in Greater China. Under the exclusive license and collaboration agreement, Connect is eligible to receive remaining milestone payments up to an aggregate amount of approximately $110 million upon the achievement of certain development, regulatory and commercial milestones. Connect is also eligible to receive royalties at tiered percentage rates up to low double-digit percentages on net sales in Greater China.

Cautionary Note Regarding Forward-Looking Statements
Connect Biopharma cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. The forward-looking statements are based on our current beliefs and expectations and include, but are not limited to: the timing, size and expectation of the closing of the private placement; and expectations regarding market conditions, the satisfaction of customary closing conditions related to the private placement and the anticipated use of proceeds therefrom; and the Company’s expectation that its current cash, cash equivalents, and short-term investments will fund our operations into the second half of 2027. Such forward-looking statements involve substantial risks and uncertainties that could cause our actual results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by us that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties including, without limitation: the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed financing; the ability to fund the Company’s operating plans with its cash, cash equivalents, and short-term investments, including the anticipated proceeds from the private placement; and other risks described in our prior filings with the SEC, including under the heading “Risk Factors” in our most recent annual report on Form 10-K, and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investor Relations Contact:
Alex Lobo
Precision AQ
Alex.lobo@precisionaq.com
(212) 698-8802

Media Contact:
Ignacio Guerrero-Ros, Ph.D., or David Schull
Russo Partners, LLC
Ignacio.guerrero-ros@russopartnersllc.com
David.schull@russopartnersllc.com
(858) 717-2310 or (646) 942-5604